CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No.
333-102588 of Oppenheimer Principal Protected Main Street Fund, a series of Oppenheimer
Oppenheimer Principal Protected Trust, on Form N-1A of our report dated October 14, 2004, appearing in the Statement of Additional Information, which is part of such Registration
Statement, and to the reference to us under the headings "Independent Registered Public
Accounting Firm" in the Statement of Additional Information and "Financial Highlights" in
the Prospectus, which is also part of such Registration Statement.

We also consent to the incorporation by reference in this Post-Effective Amendment No. 3 to
Registration Statement No. 333-102588 of Oppenheimer Principal Protected Trust on Form N-1A
of our report on the Oppenheimer Main Street Fund dated October 14, 2004 appearing in the
Oppenheimer Main Street Fund's Annual Report to Shareholders for the year ended August 31,
2004, in the Statement of Additional Information which is part of such Registration
Statement.

/s/ Deloitte & Touche LLP

Denver, Colorado
October 21, 2004